UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) April 30, 2009 (April 29, 2009)
NABORS INDUSTRIES LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-32657	980363970
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Mintflower Place 8 Par-La-Ville Road Hamilton, HM08 Bermuda	N/A
(Address of principal executive offices)	(Zip Code)
(441) 292-1510
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
                 Compensatory Arrangements of Certain Officers.
On April 29, 2009, Nabors Industries Ltd. (the “Company”) and Nabors Industries, Inc. (“Nabors”) entered into new employment agreements with each of Eugene M. Isenberg and Anthony G. Petrello, pursuant to which each has agreed to extend the term of his employment with the Company.
Executive Summary of Amendments
Effective April 1, 2009, the new employment agreements amend and restate the prior employment agreements, as more fully detailed below. The amendments include:
•	Base salaries for Messrs. Isenberg and Petrello were increased to $1.3 million and $1.1 million, respectively. Mr. Isenberg has agreed to donate the after-tax proceeds of his base salary to an educational fund intended to benefit Company employees or other worthy candidates.

•	Annual bonus formulas for Messrs. Isenberg and Petrello were reduced to 2.25% and 1.5%, respectively, of the Company’s consolidated net cash flow in excess of 15% of average shareholders’ equity for the year, representing decreases in Messrs. Isenberg’s and Petrello’s bonus formulas of 62% and 25%, respectively, from the bonus formulas in the prior agreements of 6% and 2%, respectively, of such excess net cash flow.

•	Deferred bonus contributions of $600,000 and $250,000, respectively, will be made to Messrs. Isenberg’s and Petrello’s accounts under Nabors’ executive deferred compensation plan at the end of each quarter they remain employed beginning June 30, 2009 and, in Mr. Petrello’s case, ending March 30, 2019.

•	Elimination of all tax gross-ups, including without limitation tax gross-ups on perquisites and golden parachute excise taxes.

•	Elimination of previous formulas for severance payments in the event of death, disability, termination without cause, or constructive termination without cause and substitution of lower amounts. Based upon December 31, 2008 values, Mr. Isenberg’s severance payment entitlement was reduced from a formula that would have yielded a $264 million payment to a flat payment of $100 million; Mr. Petrello’s severance payment entitlement was reduced from a formula that would have yielded a $90 million payment to a flat payment of $50 million in the event of death or disability and to a formula of three times the average of base salary and annual bonus (calculated as though the new bonus formula had been in effect) paid during the three fiscal years preceding the termination in the event of termination without cause or constructive termination without cause.

•	Elimination of additional stock option grants in the event of a change in control.

•	Addition of noncompetition and nonsolicitation covenants.

•	Extension of term through March 30, 2013, with one-year extensions beginning April 1, 2011, unless either party gives notice of non-renewal.
Employment Agreement for Mr. Isenberg
Mr. Isenberg is currently employed as the Company’s Chairman and Chief Executive Officer, with the terms and conditions of his employment set forth in an agreement dated October 1, 1996 (as amended on June 24, 2002, July 17, 2002, December 29, 2005, March 10, 2006, and December 31, 2008) (as amended to date, the “Prior CEO Agreement”). The Prior CEO Agreement was scheduled to expire on September 30, 2010, as set by the Board of Directors of the Company (the “Board”) through its election to fix the expiration date of the Prior CEO Agreement. The new employment agreement (the “CEO Agreement”), which is effective as of April 1, 2009 and supersedes the Prior CEO Agreement, provides for Mr. Isenberg to continue in the Company’s employ until March 30, 2013, with one-year extensions beginning on April 1, 2011 (each an “Extension Date”) unless either party gives notice of non-renewal, which must be provided to the other party no later than 90 days prior to the next upcoming Extension Date. The CEO Agreement requires the Company to maintain Mr. Isenberg in the position of Chairman of the Board during the final year of the extended term if the Company gives notice of nonrenewal, but does not require the Company to maintain his position as Chief Executive Officer during that year.
The CEO Agreement provides that Mr. Isenberg will receive a base salary of $1.3 million per year, subject to annual review and possible increase at the discretion of the Board and the Company’s compensation committee. Mr. Isenberg agrees to donate the entire after-tax proceeds of his base salary to a foundation or other fund to provide assistance based on need or merit to employees of the Company or their children or other worthy candidates to pursue higher education.
The CEO Agreement provides that Mr. Isenberg is eligible for an annual performance-based bonus equal to 2.25% of the Company’s consolidated net cash flow in excess of 15% of average consolidated shareholders’ equity for the year. This is reduced from the bonus formula under the Prior CEO Agreement of 6% of the Company’s net cash flow in excess of 15% of average shareholders’ equity for the year. The actual amounts payable to Mr. Isenberg under the annual bonus formula will be determined based on the extent to which the above performance condition is satisfied; no minimum or guaranteed bonus amount is provided. Mr. Isenberg may elect to receive up to one-half of the annual bonus as an equity award under the terms of any applicable stock plan of the Company, subject to rules established by the Compensation Committee. Mr. Isenberg has agreed to maintain equity ownership in the form of stock (restricted or unrestricted) and stock options (vested or unvested) with a minimum “acquisition value” of five times the amount of his annual base salary.
As under the Prior CEO Agreement, the CEO Agreement provides that, in addition to salary and annual bonus, Mr. Isenberg is eligible to receive equity awards under the Company’s shareholder approved equity plans. Mr. Isenberg is also eligible to participate in all compensation, benefits, plans and programs available to executive employees of the Company, as well as executive fringe benefits, on a basis no less favorable than any other employee. All tax gross-ups provided under the Prior CEO Agreement have been eliminated under the CEO Agreement, including tax gross-ups on perquisites and golden parachute excise taxes.
As an inducement to enter into the CEO Agreement, Mr. Isenberg is eligible to participate in the Company’s executive deferred compensation plan, pursuant to which the Company will credit $600,000 to Mr. Isenberg’s account at the end of each quarter he remains employed during the term of the agreement beginning June 30, 2009. These deferred amounts, together with earnings thereon, will be distributed to Mr. Isenberg upon expiration of the agreement, or earlier upon termination of employment due to death, “Disability”, termination without “Cause” or “Constructive Termination Without Cause”, but will be forfeited upon his termination of employment for Cause or voluntary resignation.
Additionally, the termination provisions of the CEO Agreement have been substantially revised from the comparable provisions in the Prior CEO Agreement. The changes affect the termination benefits available, but generally do not change the events upon which termination benefits may be payable. For example, under the Prior

CEO Agreement, the principal termination benefit provided to Mr. Isenberg upon Mr. Isenberg’s death, “Disability”, “Constructive Termination Without Cause” or termination by the Company without “Cause” was a lump-sum cash severance payment of (i) the greater of (x) all of Mr. Isenberg’s base salary payable through the expiration date of the agreement or (y) three times his then current base salary, and (ii) the greater of (x) all annual cash bonus payable through the expiration date of the agreement, calculated as described above, or (y) three times the highest bonus (including any bonus calculated pursuant to the formula described above, any other cash bonus and the fair market value of certain stock awards or stock options) paid during the immediately preceding last three fiscal years prior to the termination. If any termination to which these provisions applied had occurred as of December 31, 2008, the termination payment to Mr. Isenberg would have been approximately $264 million. Under the CEO Agreement, this amount has been substantially reduced such that in the event of Mr. Isenberg’s death, “Disability”, “Constructive Termination Without Cause” or termination by the Company without “Cause” (in each case, as such term is defined in the CEO Agreement), the Company will pay to Mr. Isenberg or his estate a fixed sum of $100 million. This flat payment represents a negotiated amount taking into account Mr. Isenberg’s entitlements under the Prior CEO Agreement and his concessions under the CEO Agreement.
Under both the Prior CEO Agreement and the CEO Agreement, Mr. Isenberg is entitled to the following in the event his termination of employment is related to a “Change in Control” (as such term is defined in the CEO Agreement) of the Company or he is terminated on the basis of death, “Disability”, “Constructive Termination Without Cause” or termination by the Company without “Cause”: (a) any unvested restricted stock and stock options shall immediately and fully vest; (b) any amounts earned, accrued or owing to the executive but not yet paid (including executive benefits, life insurance, disability benefits and reimbursement of expenses and perquisites) shall be paid; (c) continued participation for Mr. Isenberg and his spouse in medical, dental and life insurance coverage until he receives equivalent benefits or coverage through a subsequent employer or until death, whichever is later; and (d) any other or additional benefits in accordance with applicable plans and programs of Nabors or the Company. The Prior CEO Agreement also provided for additional stock option grants in the event of a “Change in Control” of the Company, a benefit which has been eliminated under the CEO Agreement.
Additionally, the CEO Agreement contains noncompetition and non-solicitation covenants not included in the Prior CEO Agreement, providing that for two years following termination of employment, Mr. Isenberg would be prohibited generally from engaging in any business or investment activity related to the business and marketing operations of the Company, and from soliciting or hiring any employees of the Company.
Employment Agreement for Mr. Petrello
Mr. Petrello is currently employed as the Company’s Deputy Chairman, President and Chief Operating Officer, with the terms and conditions of his employment set forth in an agreement dated October 1, 1996 (as amended on June 24, 2002, July 17, 2002, December 29, 2005, and December 31, 2008) (as amended to date, the “Prior COO Agreement”). The Prior COO Agreement was scheduled to expire on September 30, 2010, as set by the Board through its election to fix the expiration date of the Prior COO Agreement. The new employment agreement (the “COO Agreement”), which is effective as of April 1, 2009 and supersedes the Prior COO Agreement, provides for Mr. Petrello to continue in the Company’s employ until March 30, 2013, with one-year extensions beginning on April 1, 2011 (each an “Extension Date”) unless either party gives notice of non-renewal, which must be provided to the other party no later than 90 days prior to the next upcoming Extension Date. If the Company gives notice of non-renewal to Mr. Petrello, and provided that Mr. Petrello remains employed by the Company for six months to facilitate a transition of management, the notice will be treated as a termination without cause and the Company will buy out the remaining term of his contract as described below.
The COO Agreement provides that Mr. Petrello will receive an annual base salary of $1.1 million per year, subject to annual review and possible increase at the discretion of the Board and the Company’s compensation committee. The COO Agreement provides that Mr. Petrello is eligible for an annual performance-based bonus equal to 1.5% of the Company’s consolidated net cash flow in excess of 15% of average consolidated shareholders’ equity for the year. This is reduced from the bonus formula under the Prior COO Agreement of 2% of the Company’s net cash flow in excess of 15% of average shareholders’ equity for the year. In the event that Mr. Petrello becomes Chief Executive Officer of the Company, the COO Agreement provides that that the annual bonus formula will be adjusted to 2% of the Company’s excess net cash flow. The actual amounts payable to Mr. Petrello under the annual bonus formula will be determined based on the extent to which the above performance condition is satisfied. In contrast to the Prior COO Agreement, which provided for a guaranteed payment of $700,000 in compensation to Mr. Petrello, the COO Agreement does not provide for any minimum or guaranteed bonus amount. Mr. Petrello may elect to receive up to one-half of the annual bonus as an equity award under the terms of any applicable stock plan of the Company, subject to rules established by the Compensation Committee. Mr. Petrello has agreed to maintain equity ownership in the form of stock (restricted or unrestricted) and stock options (vested or unvested) with a minimum “acquisition value” of five times the amount of his annual base salary.
As under the Prior COO Agreement, the COO Agreement provides that, in addition to salary and annual bonus, Mr. Petrello is eligible to receive equity awards under the Company’s shareholder approved equity plans. Mr. Petrello is also eligible to participate in all benefits, plan and programs available to executives of the Company, as well as executive fringe benefits, on a basis no less favorable than any other executive. The COO Agreement also provides for the maintenance of certain split-dollar life insurance benefits for Mr. Petrello, and the provision of a Company paid office and administrative assistant at or near his personal residence. All tax gross-ups provided under the Prior COO Agreement have been eliminated under the COO Agreement, including tax gross-ups on perquisites and golden parachute excise taxes.
As an inducement to enter into the COO Agreement, Mr. Petrello is eligible to participate in the Company’s executive deferred compensation plan, pursuant to which the Company will credit $250,000 to Mr. Petrello’s account at the end of each quarter he remains employed from June 30, 2009 through March 30, 2019. These deferred amounts, together with earnings thereon, will be distributed to Mr. Petrello when he reaches age 65, or earlier upon termination of employment due to death, “Disability”, termination without “Cause” or “Constructive Termination Without Cause”, but will be forfeited upon his termination of employment for Cause or voluntary resignation.
Additionally, the termination provisions of the COO Agreement have been substantially revised from the comparable provisions in the Prior COO Agreement. The changes affect the termination benefits available, but generally do not change the events upon which termination benefits may be payable. For example, under the prior COO Agreement, the principal termination benefit provided to Mr. Petrello upon death, “Disability”, “Constructive Termination Without Cause” or termination by the Company without “Cause” was a lump-sum severance payment of (i) the greater of (x) all of Mr. Petrello’s base salary payable through the expiration date of the agreement or (y) three times his then current base salary, and (ii) the greater of (x) all annual cash bonus payable through the expiration date of the agreement, calculated as described above, or (y) three times the highest bonus (including any bonus calculated pursuant to the formula described above, any other cash bonus and the fair market value of certain stock awards or stock options) paid during the immediately preceding last three fiscal years prior to the termination. If any termination to which these provisions applied had occurred as of December 31, 2008, the termination payment to Mr. Petrello would have been approximately $90 million. Under the COO Agreement, this amount has been substantially reduced such that in the event of Mr. Petrello’s death or “Disability” (as such term is defined in the COO Agreement), the Company will pay to Mr. Petrello or his estate, a fixed sum of $50 million. This flat payment represents a negotiated amount taking into account Mr. Petrello’s entitlements under the Prior COO Agreement and his concessions under the COO Agreement. In the case of a termination without “Cause”, or “Constructive Termination Without Cause” (in each case, as such term is defined in the COO Agreement), the Company will pay to Mr. Petrello an amount equal to three times the average of the base salary (as described above) and annual bonus (as described above) paid to Mr. Petrello during each of the three fiscal years preceding the date of termination, with the bonus amounts to be calculated in all cases as though the bonus formula under the COO Agreement had been in effect. The formula above will be reduced to two times the average stated above effective April 1, 2015. Further, under the COO Agreement, the Company’s notice of nonrenewal is defined as a “Constructive Termination Without Cause” only if Mr. Petrello remains employed by the Company for six months following such non-renewal, in order to facilitate a transition of management.
Under both the Prior COO Agreement and the COO Agreement, Mr. Petrello is entitled to the following in the event his termination of employment is related to a “Change in Control” (as such term is defined in the COO Agreement) of the Company or he is terminated on the basis of death, “Disability”, “Constructive Termination Without Cause” or termination by the Company without “Cause”: (a) any unvested restricted stock and stock options, which shall immediately and fully vest; (b) any amounts earned, accrued or owing to the executive but not yet paid (including executive benefits, life insurance, disability benefits and reimbursement of expenses and perquisites) shall be paid; (c) continued participation in medical, dental and life insurance coverage until he receives equivalent benefits or coverage through a subsequent employer or until death, whichever is later; and (d) any other or additional benefits in accordance with applicable plans and programs of Nabors or the Company. The Prior COO Agreement also provided for additional stock option grants in the event of a “Change in Control” of the Company, a benefit which has been eliminated under the COO Agreement.
Additionally, the COO Agreement contains noncompetition and non-solicitation covenants not included under the Prior COO Agreement, providing that for two years following termination of employment, Mr. Petrello would be prohibited generally from engaging in any business or investment activity related to the business and marketing operations of the Company, and from soliciting or hiring any employees of the Company.
The foregoing summaries of the terms and conditions of the CEO Agreement and COO Agreement do not purport to be complete and are qualified in their entirety by the CEO Agreement and COO Agreement, which are attached hereto as Exhibit 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits.

Exhibit No.	Document Description

10.1	Executive Employment Agreement, effective April 1, 2009, among Nabors Industries Ltd., Nabors Industries, Inc. and Eugene M. Isenberg

10.2	Executive Employment Agreement, effective April 1, 2009, among Nabors Industries Ltd., Nabors Industries, Inc. and Anthony G. Petrello

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2009	Nabors Industries Ltd.
/s/ Mark Andrews
Mark Andrews
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Executive Employment Agreement, effective April 1, 2009, among Nabors Industries Ltd., Nabors Industries, Inc. and Eugene M. Isenberg

10.2	Executive Employment Agreement, effective April 1, 2009, among Nabors Industries Ltd., Nabors Industries, Inc. and Anthony G. Petrello

8